UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) August 1, 2005
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                              SENSE HOLDINGS, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


            Florida                    333-87293               82-0326560
  ----------------------------        ------------         -------------------
  (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)             File Number)         Identification No.)


                4503 N. W. 103rd Avenue, Sunrise, Florida 33351
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code 954-726-1422
                                                           ------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Effective August 1, 2005, the Company entered into an Exclusive Patent License Agreement with UT-Battelle, LLC. The License Agreement supercedes and replaces an agreement dated March 26, 2001. Under the March 26, 2001 license agreement the Company licenses certain patent rights relating to the detection of unexploded ordnance.

         Under the License Agreement, UT-Battelle has granted the Company the exclusive right to manufacture, use, sell, offer for sale and sublicense yet to be developed products incorporating the licensed patents, relating to (a) chemical vapor detection and (b) the detection of unexploded ordnance, including bombs, grenades, rockets and other unexploded devices. The Company has also been granted a 24-month right of first refusal to negotiate a patent license agreement with UT-Battelle for its proprietary technology relating to the detection of biological warfare agents in security applications, such as anthrax, cholera, ebola, plague, ricin, smallpox and tularemia.

         As consideration for the license grants by UT-Battelle, the Company has agreed to:

            o Pay UT-Battelle $25,000 at the time of signing the License Agreement, which amount has been paid;

            o  Pay UT-Battelle $125,000 on or before October 15, 2005;

            o Issue to UT-Battelle 833,333 shares of the Company's unregistered common stock (the "Shares"); provided, however, that in the event the Company fails to file a registration statement with the Securities and Exchange Commission to register the resale of the Shares on or before October 29, 2005, or the registration statement is not declared effective within 60 days of filing, and does not remain effective until UT-Battelle has disposed of all of its shares, the Company is obligated to pay UT-Battelle up to an additional $150,000, reduced in proportion to the number of shares theretofore sold by UT-Battelle;.

            o Pay to UT-Battelle a royalty equal to 4% of net sales of products incorporating the licensed patents, subject to minimum royalty payments of $10,000 for 2006, $20,000 for 2007 and $25,000 for
               2008 and thereafter;

            o Pay to UT-Battelle, in the event the Company sublicenses the licensed patents, the greater of 50% of the Company's revenues from sublicensing and the minimum required royalties described above; and

            o Reimburse UT-Battelle for certain costs and expenses of securing patent protection for the licensed patented technology.


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

         The term of the License Agreement continues until the last of the licensed patents rights has expired, or the earlier adjudication that all of such proprietary rights are unenforceable. Either party may terminate the License Agreement prior to expiration of the term in the event that the other party breaches the License Agreement and fails to cure such breach within 60 days from receipt of notice of breach. In addition, the License Agreement automatically terminates in the event the Company assigns, transfers or pledges the License Agreement or any of its rights under the License Agreement; provided that the Company has the right to assign the License Agreement in connection with a business combination to which the Company is a party.

         The License Agreement contains milestones for the development of products incorporating the licensed patents. In the event the Company fails to make required payments to UT-Battelle or fails to achieve the stated milestones, UT-Batelle has the right to terminate the License Agreement, unless we cure such failure(s) within 30 days.

         The Company has the right to terminate the License Agreement upon 60 days' notice to UT-Battelle and payment to UT-Battelle of an amount equal to the greater of (a) reimbursable patent costs and royalty payments due as of the date of termination and (b) minimum royalty amounts due for the year in which termination occurs and the ensuing year.

Item 9.01.        Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

                  None.


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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SENSE HOLDINGS, INC.



Date:  August 4, 2005                  By: /s/ Dore Scott Perler
                                           ---------------------
                                           Dore Scott Perler
                                           President and Chief Executive Officer


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